EXHIBIT 99.14

NOTE

Chicago, Illinois

$75,000,000	June 11, 2001

             For value received, EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), promises to pay to the order of BANKERS TRUST COMPANY (the “Bank”) the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement). The Borrower further promises to pay interest on the unpaid principal amount of each such Loan from the date advanced until such principal amount is paid in full on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds to Bank of America, N.A., for the account of the Bank, pursuant to the following wire transfer instructions:

Bank of America, N.A. San Francisco, CA ABA #121000358 Credit: GL Account #1366211722000 Real Estate Re: EOP OPERATING LP Attn: Kathy L. Meyer (214/209-1507)

             All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

             This note is one of the Notes referred to in, and is executed and delivered pursuant to and subject to all of the terms of, the Credit Agreement, dated as of June 11, 2001, among the Borrower; the Banks listed on the signature pages thereof; J.P. Morgan Securities Inc., as Joint Book Runner and Joint Arranger; Banc of America Securities, LLC, as Joint Book Runner and Joint Arranger; Salomon Smith Barney Inc., as Joint Book Runner, Joint Arranger and Documentation Agent; The Chase Manhattan Bank, as Syndication Agent; Bank of America, N.A., as Administrative Agent; Bankers Trust Company, as Co-Syndication Agent; and Dresdner Bank AG, New York and Grand Cayman Branches, as Co-Documentation Agent (as the same may be amended from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. The terms and conditions of the Credit Agreement are hereby incorporated in their entirety by reference as though fully set forth herein. Upon the occurrence of certain Events of Default as more particularly described in the Credit Agreement, the unpaid principal amount evidenced by this Note shall become, and upon the occurrence and during the continuance of certain other Events of Default, such unpaid principal amount may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

             Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrower.

             THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By: Equity Office Properties Trust, a Maryland real estate investment trust, its managing general partner

By: _______/s/_______________________ Name: Title:

Signature Page to Note from EOP Operating Limited Partnership in favor of BANKERS TRUST COMPANY.

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Amount of
	Amount of	Type of	Principal	Maturity	Notation
Date	Loan	Loan	Repaid	Date	Made By

4